Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000	Contact: Stephen Bacica
Arlington, VA 22209	(703) 562-7110
(703) 247-7500	SBacica@MCGCapital.com
(866) 904-4775 (FAX)
www.MCGCapital.com

FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS SECOND QUARTER 2011 RESULTS

DECLARES DIVIDEND OF $0.17 PER SHARE

ARLINGTON, VA—August 4, 2011—MCG Capital Corporation (Nasdaq: MCGC) (“MCG” or the “Company”) announced today its financial results for the quarter ended June 30, 2011. MCG will host an investment community conference call today, August 4, 2011 at 10:30 a.m. (Eastern Time). Slides and financial information to be reviewed during the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

HIGHLIGHTS

•

Distributable net operating income, or DNOI, for the quarter ended June 30, 2011 was $11.6 million, or $0.15 per share. DNOI refers to net operating income adjusted for amortization of employee restricted stock awards.

•	Net operating income for the quarter ended June 30, 2011 was $11.2 million, or $0.15 per share.

•	Net loss for the quarter ended June 30, 2011 was $10.2 million, or $0.13 per share.

•

Net investment loss for the quarter ended June 30, 2011 was $21.4 million, which included a $24.8 million reduction in the fair value of Broadview Networks Holdings, Inc., or Broadview, resulting from a change in the methodology used to value this portfolio company from a projected forward EBITDA and new owner cash flow basis to a trailing EBITDA basis.

•

During the quarter ended June 30, 2011, MCG had $107.8 million of advances and originations, including $52.5 million in investments to five new portfolio companies. Payoffs and portfolio monetization activities totaled $178.2 million during the quarter.

•	MCG’s ratio of total assets to total borrowings and other senior securities was 232% as of June 30, 2011.

DIVIDEND DECLARATION

MCG also announced today that its board of directors declared a dividend of $0.17 per share. The dividend is payable as follows:

Record date: September 14, 2011

Payable date: October 14, 2011

OVERVIEW

Today, MCG reported a second quarter 2011 net loss of $10.2 million, or $0.13 per basic and diluted share, which represented a $9.5 million, or $0.12 per share, decrease from the net loss of $0.8 million, or $0.01 per share, reported for the comparable period in 2010. The incremental net loss resulted primarily from an $8.5 million increase in MCG’s net investment loss before income tax provision and a $3.5 million reduction in gain on extinguishment of debt, partially offset by a $3.0 million reduction in operating expense.

MCG’s revenue for the second quarter of 2011 was $21.2 million, which represented a $0.6 million, or 2.6%, decrease from the comparable period in 2010. This decrease was composed of a $1.0 million decrease in interest and dividend income, partially offset by a $0.4 million increase in advisory fees and other income. MCG reported DNOI of $11.6 million, or $0.15 per share, which represented a $1.7 million, or $0.02 per share, increase over the second quarter of 2010. Net operating income during the second quarter of 2011 was $11.2 million, which represents a $2.4 million, or 27.0%, increase over the comparable period in 2010.

MCG Capital Corporation

August 4, 2011

“During the quarter, the velocity of payoffs by our portfolio companies outpaced our origination activity, which resulted in a $0.02 reduction in our NOI on a sequential basis. However, in future months, we expect that the impact of payoffs will decline and we expect to redeploy such payoffs into income-earning investments. We believe that these actions, combined with our cost-cutting corporate restructuring should increase our NOI sufficiently to cover our dividend over the next few quarters. We expect to maintain a $0.17 quarterly dividend through the remainder of 2011, to reflect our expectation that our net operating income and PIK and dividend collections will exceed our dividend level for all of 2011,” said Steven Tunney, President and CEO. “Once again, we had a disappointing result relating to our investment in Broadview. This quarter, Broadview withdrew a tender offer for its $300 million senior secured bonds due to uncertain market conditions. Due to this uncertainty, we changed our methodology for valuing Broadview from a projected forward EBITDA and new owner cash flow basis to a trailing EBITDA basis and reduced our investment value accordingly. While another Broadview mark is certainly disappointing, we believe that this methodology change will bring some stability to our valuation on a go-forward basis.”

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2011, MCG had $65.8 million cash and cash equivalents and $135.7 million of cash in securitization and restricted accounts, which could be deployed for suitable new investment opportunities. However, because the reinvestment period for principal collections for the Company’s Commercial Loan Trust 2006-1 facility (“MCG 2006-1”) expired on July 20, 2011, MCG must begin to repay this facility beginning on October 20, 2011 with all principal collections of collateral in that facility. At that time, MCG must use at least $55.9 million of securitized cash in that facility (representing previous principal collections) to repay a portion of the MCG 2006-1 facility. Subsequent to June 30, 2011, approximately $13.1 million was transferred from securitization cash to cash and cash equivalents from the periodic distributions allowed through the MCG 2006-1 and MCG Commercial Loan Funding Trust (“MCG CLFT”) facilities. Also subsequent to June 30, 2011, MCG transferred additional assets of $13.3 million to the MCG 2006-1 facility and $10.0 million to the MCG CLFT facility for which the Company received cash from the securitization cash accounts.

As of June 30, 2011, MCG had $511.2 million of borrowings (the majority of which was composed of $427.5 million of collateralized non-recourse borrowings). As of June 30, 2011, MCG had $124.0 million of borrowing capacity across all facilities, including $6 million of funded borrowing capacity available, subject to the approval of the United States Small Business Administration, or SBA, that is exempt from the statutory asset coverage ratio requirements. As of June 30, 2011, the total borrowing potential under the United States Small Business Administration, or SBA, license with Solutions Capital I, L.P. was $150.0 million. To access the entire $150.0 million borrowing potential, MCG would have to fund $25.4 million, in addition to the $49.6 million that it had funded through June 30, 2011. As of August 1, 2011, across all facilities the borrowing capacity available is $114.4 million which would require an additional $66.5 million cash and collateral contribution into the facilities.

As a business development company, MCG is required to meet an asset coverage ratio of total net assets to total borrowings and other senior securities of at least 200% in order to borrow under new or existing borrowing facilities or to distribute dividends to its stockholders. MCG’s asset coverage ratio was 232% as of June 30, 2011.

CORPORATE RESTRUCTURING

MCG is restructuring its business to simplify the organizational structure, refine operations and reduce annual operating expenses. On August 1, 2011, the Company’s board of directors approved a plan to reduce its workforce by 42%, including 22 current employees and 5 recent terminations. After effecting the plan, the Company’s headcount will be 36 employees. The Company believes this plan, which includes a cost reduction initiative, reflects the focus of its new asset origination orientation on high-yielding debt securities, aligns the size of the organization to its asset base and establishes an efficient framework that is scalable with its assets. The workforce reduction focuses primarily on sizing the organization at a level appropriate for the Company’s expected near-term objectives. Affected employees are eligible to receive severance pay, continuation of benefits and, for employees who have been awarded restricted stock, additional lapsing of restrictions associated with restricted stock awards.

MCG estimates that the aggregate charges associated with the plan will be approximately $4.3 million to $4.5 million, all of which will be incurred during the remainder of fiscal 2011. These estimated costs reflect severance pay and related obligations. MCG will account for these costs in accordance with ASC 420-10—Exit or Disposal Cost Obligations. MCG expects these actions, when combined with the closure of one of the Company’s facilities and other planned reductions in the general and administrative expense will result in approximately $6.75 million to $7.25 million of expected savings through December 31, 2012, or approximately $1.1 million to $1.3 million per quarter.

MCG Capital Corporation

August 4, 2011

PORTFOLIO ACTIVITY

The fair value of MCG’s investment portfolio totaled $849.1 million as of June 30, 2011, as compared to $1,009.7 million as of December 31, 2010. During the second quarter of 2011, MCG had $107.8 million of originations and advances, including $52.5 million of originations to five new portfolio companies, $51.5 million of originations and advances to 15 existing portfolio companies under revolving and line of credit facilities, and $3.8 million of paid-in-kind, or PIK, advances. The $52.5 million of originations to new portfolio companies were all senior debt investments. The $51.5 million of originations and advances to existing portfolio companies included $45.5 million of investments in senior debt securities, $1.7 million in unsecured subordinated debt in one portfolio company and a total of $4.3 million of preferred equity in three portfolio companies. Gross payments, reductions and sales of securities during the second quarter of 2011 of $178.2 million were composed of $92.9 million of senior debt, $45.9 million of secured subordinated debt, $0.2 million in unsecured subordinated debt, $37.3 million of preferred equity and $1.9 million of common equity.

During the three months ended June 30, 2011, MCG reported net investment losses before income tax provision of $21.4 million, which are detailed below:

		Three months ended June 30, 2011
(in thousands) Portfolio Company	Industry	Type	Realized Gain /(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Broadview Networks Holdings, Inc.	Communications	Control	$—	$(24,829)	$—	$(24,829)
Intran Media, LLC	Other Media	Control	—	(3,758)	—	(3,758)
PremierGarage Holdings, LLC	Home Furnishings	Control	—	(2,141)	—	(2,141)
VOX Communications Group Holdings, LLC	Broadcasting	Non-Affiliate	(7,688)	—	5,645	(2,043)
Jet Plastica Investors, LLC	Plastic Products	Control	—	(1,274)	—	(1,274)
Restaurant Technologies, Inc.	Food Services	Non-Affiliate	1,527	—	(1,842)	(315)
Provo Craft & Novelty, Inc.	Leisure Activities	Non-Affiliate	(1,152)	—	1,151	(1)
Active Brands International, Inc.	Consumer Products	Non-Affiliate	(12,052)	—	12,053	1
GMC Television Broadcasting, LLC	Broadcasting	Control	(1,000)	11	1,000	11
Avenue Broadband LLC	Cable	Control	11,917	—	(11,895)	22
Jenzabar, Inc.	Technology	Non-Affiliate	—	1,531	—	1,531
Coastal Sunbelt Real Estate, Inc.	Real Estate Investments	Non-Affiliate	—	2,186	—	2,186
GSDM Holdings, LLC	Healthcare	Non-Affiliate	—	2,479	—	2,479
RadioPharmacy Investors, LLC	Healthcare	Control	—	2,727	—	2,727
NPS Holding Group, LLC	Business Services	Control	—	3,855	—	3,855
Other (< $1 million net gain (loss))			(58)	(353)	512	101

Total			$(8,506)	$(19,566)	$6,624	$(21,448)

A summary of the reasons for significant changes in realized and unrealized (loss) and gain on investments and changes in unrealized appreciation and depreciation on investments for the three months ended June 30, 2011, are summarized below:

•

During the quarter ended June 30, 2011, MCG recorded a $24.8 million decrease in the fair value of its investment in Broadview, the Company’s single largest portfolio investment. Late in the quarter ending June 30, 2011, Broadview withdrew its tender offer for $300 million of its 11 3/8% Senior Secured Notes, due on August 31, 2012, following Broadview’s review of market conditions. Due to these uncertain market conditions, the Company changed the methodology by which it values Broadview to a trailing EBITDA basis as opposed to its prior methodology under which the Company valued its investment on a projected forward EBITDA basis and new owner cash flows.

•

MCG also recorded unrealized depreciation on its investments in PremierGarage Holdings, LLC and Intran Media, LLC to reflect the Company’s portion of the estimated liquidation value of these portfolio companies.

•

MCG also recorded unrealized depreciation on its investment in Jet Plastica Investors, LLC to reflect an incremental investment in this portfolio company during the quarter ended June 30, 2011, that the Company subsequently wrote down to zero.

MCG Capital Corporation

August 4, 2011

•

MCG received payments of $4.1 million in satisfaction of its $11.8 million debt investment in VOX Communications Group Holdings, LLC and wrote off the remaining investment in that portfolio company. As a result of that transaction, the Company reversed $5.6 million of previously unrealized depreciation and realized a $7.7 million loss.

•

MCG wrote off its remaining subordinated debt investment in Active Brands International, Inc., resulting in the reversal of $12.1 million of previously unrealized depreciation and the realization of a $12.1 million loss.

•	MCG sold its investment in Avenue Broadband LLC, resulting in the reversal of $11.9 million of previously unrealized appreciation and the realization of an $11.9 million gain.

The remaining unrealized depreciation and appreciation shown in the above table resulted predominantly from a change in the performance of certain of the Company’s portfolio companies and the multiples used to value certain of its investments.

Conference Call (Live Call)	Date and time	Thursday, August 4, 2011 at 10:30 a.m. Eastern Time

	Dial-in Number (No Conference ID required)	(877) 878-2269 domestic (847) 829-0062 international

	Webcast	http://investor.mcgcapital.com

Replay (Available through August 18, 2011)	Call Replay (Conference ID for replay is #87864142)	(855) 859-2056 domestic (404) 537-3406 international
	Web Replay	http://investor.mcgcapital.com

MCG Capital Corporation

August 4, 2011

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)	June 30, 2011	December 31, 2010
	(unaudited)
Assets
Cash and cash equivalents	$65,847	$44,970
Cash, securitization accounts	93,582	42,245
Cash, restricted	42,154	29,383
Investments at fair value
Non-affiliate investments (cost of $588,143 and $684,785, respectively)	604,202	646,116
Affiliate investments (cost of $43,442 and $43,721, respectively)	54,110	53,300
Control investments (cost of $460,507 and $517,167, respectively)	190,789	310,289

Total investments (cost of $1,092,092 and $1,245,673, respectively)	849,101	1,009,705
Interest receivable	2,248	5,453
Other assets	13,124	13,521

Total assets	$1,066,056	$1,145,277

Liabilities
Borrowings (maturing within one year of $0 and $18,858, respectively)	$511,210	$546,882
Interest payable	2,620	2,291
Dividends payable	13,101	10,735
Other liabilities	5,092	7,353

Total liabilities	532,023	567,261

Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on June 30, 2011 and December 31, 2010, 77,046 issued and outstanding on June 30, 2011 and 76,662 issued and outstanding on December 31, 2010	770	767
Paid-in capital	1,008,553	1,008,823
Distributions in excess of earnings
Paid-in capital	(166,029)	(166,029)
Other	(66,012)	(28,555)
Net unrealized depreciation on investments	(243,249)	(236,990)

Total stockholders’ equity	534,033	578,016

Total liabilities and stockholders’ equity	$1,066,056	$1,145,277

Net asset value per common share at end of period	$6.93	$7.54

MCG Capital Corporation

August 4, 2011

MCG Capital Corporation

Consolidated Statements of Operations

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2011	2010	2011	2010
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$16,221	$15,079	$33,779	$29,925
Affiliate investments (5% to 25% owned)	1,775	783	2,918	1,765
Control investments (more than 25% owned)	2,192	5,291	6,927	11,074

Total interest and dividend income	20,188	21,153	43,624	42,764

Advisory fees and other income
Non-affiliate investments (less than 5% owned)	420	443	927	465
Control investments (more than 25% owned)	600	172	960	285

Total advisory fees and other income	1,020	615	1,887	750

Total revenue	21,208	21,768	45,511	43,514

Operating expense
Interest expense	3,945	4,383	7,818	8,856
Employee compensation
Salaries and benefits	2,908	3,742	6,884	8,538
Amortization of employee restricted stock awards	406	1,123	1,030	2,350

Total employee compensation	3,314	4,865	7,914	10,888
General and administrative expense	2,711	3,670	5,538	6,481

Total operating expense	9,970	12,918	21,270	26,225

Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision	11,238	8,850	24,241	17,289

Net realized (loss) gain on investments
Non-affiliate investments (less than 5% owned)	(19,652)	2,722	(47,569)	455
Affiliate investments (5% to 25% owned)	1	—	(916)	—
Control investments (more than 25% owned)	11,145	(1,979)	12,352	(1,979)

Total net realized (loss) gain on investments	(8,506)	743	(36,133)	(1,524)

Net unrealized depreciation on investments
Non-affiliate investments (less than 5% owned)	23,195	2,569	54,728	7,299
Affiliate investments (5% to 25% owned)	(358)	278	1,089	1,478
Control investments (more than 25% owned)	(36,561)	(16,832)	(62,840)	(22,946)
Derivative and other fair value adjustments	782	276	764	363

Total net unrealized depreciation on investments	(12,942)	(13,709)	(6,259)	(13,806)

Net investment loss before income tax provision	(21,448)	(12,966)	(42,392)	(15,330)

Gain (loss) on extinguishment of debt before income tax provision	—	3,490	(863)	3,432
Income tax provision	8	124	19	186

Net (loss) earnings	$(10,218)	$(750)	$(19,033)	$5,205

(Loss) earnings per basic and diluted common share	$(0.13)	$(0.01)	$(0.25)	$0.07
Cash distributions declared per common share	$0.17	$0.11	$0.32	$0.11
Weighted-average common shares outstanding—basic and diluted	76,343	75,392	76,056	76,424

MCG Capital Corporation

August 4, 2011

MCG Capital Corporation

Consolidated Statements of Cash Flows

	Six months ended June 30,
(in thousands)	2011	2010
Cash flows from operating activities
Net (loss) income	$(19,033)	$5,205
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities
Investments in portfolio companies	(180,294)	(80,614)
Principal collections related to investment repayments or sales	277,299	57,970
Decrease (increase) in interest receivable, accrued payment-in-kind interest and dividends	24,108	(4,911)
Amortization of restricted stock awards
Employee	1,030	2,350
Non-employee director	28	40
Decrease (increase) in cash—securitization accounts from interest collections	(2,503)	1,575
Increase in restricted cash—escrow accounts	(7,518)	—
Depreciation and amortization	1,765	2,088
Decrease in other assets	449	439
Decrease in other liabilities	(1,745)	(4,339)
Realized loss on investments	36,133	1,524
Net change in unrealized depreciation on investments	6,259	13,806
Loss (gain) on extinguishment of debt	863	(3,432)

Net cash provided by (used in) operating activities	136,841	(8,299)

Cash flows from financing activities
Payments on borrowings	(41,535)	(34,138)
Proceeds from borrowings	5,000	14,000
Decrease (increase) in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	(48,834)	16,121
Restricted cash	(5,253)	4,065
Payment of financing costs	(1,700)	(1,729)
Distributions paid	(22,317)	—
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(1,314)	—
Net forfeitures of restricted common stock	(11)	(9)

Net cash used in financing activities	(115,964)	(1,690)

Net increase (decrease) in cash and cash equivalents	20,877	(9,989)

Cash and cash equivalents
Beginning balance	44,970	54,187

Ending balance	$65,847	$44,198

Supplemental disclosure of cash flow information
Interest paid	$6,290	$7,589
Income taxes paid	312	200
Paid-in-kind interest collected	18,044	4,818
Dividend income collected	12,053	956

MCG Capital Corporation

August 4, 2011

SELECTED FINANCIAL DATA

QUARTERLY OPERATING INFORMATION

(in thousands, except per share amounts)	2010 Q2	2010 Q3	2010 Q4	2011 Q1	2011 Q2
Revenue
Interest and dividend income
Interest income	$19,089	$19,519	$18,459	$20,158	$17,153
Dividend income	1,494	1,561	2,984	2,497	2,116
Loan fee income	570	810	432	781	919

Total interest and dividend income	21,153	21,890	21,875	23,436	20,188
Advisory fees and other income	615	681	1,609	867	1,020

Total revenue	21,768	22,571	23,484	24,303	21,208

Operating expense
Interest expense	4,383	4,326	3,709	3,873	3,945
Salaries and benefits	3,742	3,527	4,210	3,976	2,908
Amortization of employee restricted stock awards	1,123	1,013	979	624	406
General and administrative	3,670	2,305	2,710	2,827	2,711

Total operating expense	12,918	11,171	11,608	11,300	9,970

Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	8,850	11,400	11,876	13,003	11,238

Net investment loss before income tax provision (benefit)	(12,966)	(9,800)	(29,689)	(20,944)	(21,448)
Gain (loss) on extinguishment of debt before income tax provision (benefit)	3,490	(449)	—	(863)	—
Income tax provision (benefit)	124	1,680	(65)	11	8

Net loss	$(750)	$(529)	$(17,748)	$(8,815)	$(10,218)

Reconciliation of DNOI to net operating income
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	$8,850	$11,400	$11,876	$13,003	$11,238
Amortization of employee restricted stock awards	1,123	1,013	979	624	406

DNOI(a)	$9,973	$12,413	$12,855	$13,627	$11,644

DNOI per share-weighted average common shares—basic and diluted(a)	$0.13	$0.16	$0.17	$0.18	$0.15
Per common share statistics
Weighted-average common shares outstanding—basic and diluted	75,392	75,486	75,648	75,765	76,343
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit) per common share—basic and diluted	$0.12	$0.15	$0.16	$0.17	$0.15
Earnings (loss) per common share—basic and diluted	$(0.01)	$(0.01)	$(0.23)	$(0.12)	$(0.13)
Net asset value per common share—period end	$8.03	$7.92	$7.54	$7.23	$6.93
Dividends declared per common share(b)	$0.11	$0.12	$0.14	$0.15	$0.17

(a)

DNOI represents net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards. MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents an expense of the Company but does not require settlement in cash. DNOI does include PIK interest and dividend income which are generally not payable in cash on a regular basis, but rather at investment maturity or when declared. DNOI should not be considered as an alternative to net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

(b)	On August 1, 2011, MCG’s board of directors declared a dividend of $0.17 per share payable on October 14, 2011 to shareholders of record as of September 14, 2011.

MCG Capital Corporation

August 4, 2011

SELECTED FINANCIAL DATA

KEY QUARTERLY STATISTICS

(dollars in thousands)	2010 Q2	2010 Q3	2010 Q4	2011 Q1	2011 Q2
Average quarterly loan portfolio at fair value	$686,746	$670,726	$663,443	$756,842	$697,016
Average quarterly total investment portfolio - fair value	989,782	954,231	948,504	1,003,581	886,047
Average quarterly total assets	1,162,988	1,153,995	1,111,728	1,131,291	1,083,614
Average quarterly stockholders’ equity	620,079	606,933	600,816	574,024	544,602
Return on average total assets (trailing 12 months)

Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	3.01%	3.26%	3.53%	3.96%	4.24%
Net income (loss)	0.93%	0.53%	(1.14)%	(2.44)%	(3.33)%
Return on average equity (trailing 12 months)
Net operating income before net investment (loss) gain, gain (loss) on extinguishment of debt and income tax provision (benefit)	5.77%	6.21%	6.64%	7.51%	8.17%
Net income (loss)	1.79%	1.02%	(2.14)%	(4.64)%	(6.41)%
Yield on average loan portfolio at fair value
Average LIBOR (90-Day)	0.43%	0.39%	0.29%	0.31%	0.26%
Spread to average LIBOR on average yielding loan portfolio at fair value(a)	11.89%	12.45%	11.49%	10.98%	10.68%

	12.32%	12.84%	11.78%	11.29%	10.94%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.05%	0.20%	0.02%	0.24%	0.24%
Impact of non-accrual loans	(0.89)%	(1.02)%	(0.50)%	(0.31)%	(0.78)%

Total yield on average loan portfolio at fair value	11.48%	12.02%	11.30%	11.22%	10.40%

Cost of funds
Average LIBOR	0.43%	0.39%	0.29%	0.31%	0.26%
Spread to average LIBOR excluding amortization of deferred debt issuance costs(a)	2.31%	2.31%	2.16%	2.08%	2.28%
Impact of amortization of deferred debt issuance costs	0.57%	0.50%	0.46%	0.45%	0.44%

Total cost of funds	3.31%	3.20%	2.91%	2.84%	2.98%

Net portfolio yield margin	6.70%	7.20%	7.49%	7.80%	7.25%

Selected period-end balance sheet statistics
Total investment portfolio at fair value	$997,590	$924,253	$1,009,705	$954,349	$849,101
Total assets	1,170,463	1,136,665	1,145,277	1,105,150	1,066,056
Borrowings	534,278	508,899	546,882	527,343	511,210
Total equity	614,855	606,078	578,016	557,093	534,033
Cash, securitization and restricted accounts	108,612	124,545	71,628	92,503	135,736
Debt to equity	86.89%	83.97%	94.61%	94.66%	95.73%
Debt, net of cash, securitization and restricted accounts to equity	69.23%	63.42%	82.22%	78.06%	70.31%

Other statistics (at period end)
BDC asset coverage ratio	224%	233%	231%	233%	232%
Number of portfolio companies	59	62	71	67	64
Number of employees	65	66	66	63	63
Loans on non-accrual as a percentage of total debt investments
Fair Value	4.69%	4.35%	3.43%	4.43%	5.25%
Cost	15.12%	18.33%	15.87%	13.93%	13.15%

(a)

The impact due to the timing of the LIBOR resets and floors is included in the spread to average LIBOR. The impact to the yield on average loan portfolio at fair value due to the timing of LIBOR resets and floors for Q2 2010, Q3 2010, Q4 2010, Q1 2011 and Q2 2011 was approximately 0.73%, 1.25%, 1.34%, 1.34% and 1.39%, respectively. The impact to the cost of funds due to the timing of LIBOR resets for Q2 2010, Q3 2010, Q4 2010, Q1 2011 and Q2 2011 was approximately (0.01)%, 0.05%, 0.05%, (0.3)% and 0.4%, respectively.

MCG Capital Corporation

August 4, 2011

SELECTED FINANCIAL DATA

QUARTERLY INVESTMENT RISK AND CHANGES IN PORTFOLIO COMPOSITION

(dollars in thousands)	2010 Q2	2010 Q3	2010 Q4	2011 Q1	2011 Q2
Investment rating:(a)
IR 1 total investments at fair value(b)	$555,745	$451,743	$330,605	$319,588	$307,744
IR 2 total investments at fair value	194,690	242,579	370,694	336,050	293,927
IR 3 total investments at fair value	204,892	195,342	173,447	187,610	184,531
IR 4 total investments at fair value	1,988	6,796	112,811	94,293	2,994
IR 5 total investments at fair value	40,275	27,793	22,148	16,808	59,905

IR 1 percentage of total portfolio	55.7%	48.9%	32.7%	33.5%	33.0%
IR 2 percentage of total portfolio	19.5%	26.3%	36.7%	35.2%	37.9%
IR 3 percentage of total portfolio	20.6%	21.1%	17.2%	19.6%	21.7%
IR 4 percentage of total portfolio	0.2%	0.7%	11.2%	9.9%	0.3%
IR 5 percentage of total portfolio	4.0%	3.0%	2.2%	1.8%	7.1%

Originations and advances, including PIK, by security type:
Senior secured debt	$34,596	$46,692	$145,440	$61,918	$99,022
Subordinated debt—Secured	4,001	17,986	9,116	30,143	560
Subordinated debt—Unsecured	10,178	2,855	75	57	1,757
Preferred equity	1,636	1,561	4,751	2,801	6,416
Common/common equivalents equity	1	—	716	184	—

Total	$50,412	$69,094	$160,098	$95,103	$107,755

Exits and repayments by security type:
Senior secured debt	$9,517	$21,315	$24,770	$73,186	$92,834
Subordinated debt—Secured	11,880	51,177	2,749	37,568	45,926
Subordinated debt—Unsecured	—	31,618	—	—	228
Preferred equity	8,844	16,579	2,410	18,224	37,306
Common/common equivalents equity	55	12,531	12,774	245	1,879

Total	$30,296	$133,220	$42,703	$129,223	$178,173

Exits and repayments by transaction type:
Scheduled principal amortization	$16,933	$6,277	$12,186	$4,907	$11,896
Principal prepayments and loan sales	50	85,129	14,037	100,068	114,828
Payment of payment-in-kind interest and dividends	5,369	13,851	3,164	9,963	20,134
Sale of equity investments	7,944	27,963	13,316	14,285	31,315

Total	$30,296	$133,220	$42,703	$129,223	$178,173

(a)	MCG uses an investment rating system to characterize and monitor its expected level of returns on each investment in MCG’s portfolio. MCG uses the following 1 to 5 investment rating scale:

Investment Rating
1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment
(b)

As of June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011 and June 30, 2011, approximately, $205 million, $117 million, $112 million, $119 million and $117 million, respectively, of MCG’s investments with an investment rating of “1” represented loans to companies in which MCG also held equity.

MCG Capital Corporation

August 4, 2011

SELECTED FINANCIAL DATA

PORTFOLIO COMPOSITION BY TYPE

(dollars in thousands)	2010 Q2	2010 Q3	2010 Q4	2011 Q1	2011 Q2
Composition of investments at period end, fair value
Senior secured debt	$419,398	$437,709	$555,667	$547,280	$535,320
Subordinated debt
Secured	237,226	187,918	190,309	177,628	132,830
Unsecured	40,848	12,241	12,321	12,588	14,353

Total debt investments	697,472	637,868	758,297	737,496	682,503

Preferred equity	248,983	244,864	218,690	183,735	133,350
Common/common equivalents equity	51,135	41,521	32,718	33,118	33,248

Total equity investments	300,118	286,385	251,408	216,853	166,598

Total investments	$997,590	$924,253	$1,009,705	$954,349	$849,101

Percentage of investments at period end, fair value
Senior secured debt	42.0%	47.4%	55.0%	57.4%	63.0%
Subordinated debt
Secured	23.8%	20.3%	18.9%	18.6%	15.7%
Unsecured	4.1%	1.3%	1.2%	1.3%	1.7%

Total debt investments	69.9%	69.0%	75.1%	77.3%	80.4%

Preferred equity	25.0%	26.5%	21.7%	19.2%	15.7%
Common/common equivalents equity	5.1%	4.5%	3.2%	3.5%	3.9%

Total equity investments	30.1%	31.0%	24.9%	22.7%	19.6%

Total investments	100.0%	100.0%	100.0%	100.0%	100.0%

IMPORTANT INFORMATION ABOUT NON-GAAP REFERENCES

References by MCG Capital Corporation to distributable net operating income, or DNOI, refer to net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit), as determined in accordance with GAAP adjusted for amortization of employee restricted stock awards.

The Company’s management uses DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents an expense of the Company but does not require settlement in cash. DNOI does include PIK interest and dividend income that generally are not payable in cash on a regular basis, but rather at investment maturity or when declared.

The Company believes that providing non-GAAP DNOI and DNOI per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities. DNOI should not be considered as an alternative to, as an indicator of the Company’s operating performance, or as a substitute for net operating income, net (loss) income, earnings (loss) per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net (loss) income, earnings (loss) per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with its reported GAAP results.

MCG Capital Corporation

August 4, 2011

ABOUT MCG CAPITAL CORPORATION

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. MCG’s investment objective is to achieve current income and capital gains. Portfolio companies generally use capital provided by MCG to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG’s results of operations, including revenues, net operating income, distributable net operating income, net investment losses and general and administrative expenses and the factors that may affect such results; the performance of current or former MCG portfolio companies; the cause of net investment losses; the belief that the valuation methodology change with regard to Broadview Network Holdings will bring stability to the valuation of that company on a go-forward basis; management’s expectations that the impact of payoffs will decline, such payoffs will be redeployed in income-earning investments and, when combined with the cost-cutting corporate restructuring, should increase NOI sufficiently to cover the Company’s dividend over the next few quarters; maintaining the Company’s quarterly dividend at $0.17 per share through the remainder of 2011, reflecting the expectation that net operating income and PIK and dividend collections will exceed the dividend level for all of 2011, when there can be no assurance that the Company will meet such targets and will pay a dividend at that level; the belief that the Company’s restructuring plan reflects the focus of its new asset origination orientation on high-yielding debt securities, aligns the size of the Company’s organization to its asset base and establishes an efficient framework that is scalable with its assets; the estimated savings from the Company’s restructuring and general economic factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.